For period
ending
January 31,
2017

Exhibit 77Q1
File number
811-8764




FEE WAIVER AGREEMENT  - DRAFT
PZENA INVESTMENT MANAGEMENT, LLC
 (PACE Large Co Value Equity Investments)
Dated as of January 1, 2017
UBS Asset Management (Americas) Inc.
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

	1.  Pzena Investment Management, LLC ("we,"
"us" or the "Sub-Adviser") serve as a sub-advisor for PACE Large Co Value Equity Investments (the "Fund"), a series of PACE Select Advisors Trust, a Delaware statutory trust, pursuant to a contract between us and UBS Asset Management (Americas) Inc. (f/k/a UBS
Global Asset Management (Americas) Inc.) ("you") made as of May 27, 2008 (the "Sub-Advisory Agreement").
Capitalized terms not otherwise defined in this fee waiver agreement (the "Fee Waiver Agreement") have the meanings specified in the Sub-Advisory Agreement.

	2.  Pursuant to Section 5(a) of the Sub-Advisory
Agreement, for the services provided and expenses assumed by us pursuant to the Agreement, you pay us a fee, computed daily and payable monthly, at an annual rate of %.

	3.  We hereby agree that as of the date of this Fee
Waiver Agreement, the following effective January 1,
2017:  an annual rate of  %.

	4. We further agree that we will continue this sub-advisory fee waiver indefinitely pursuant to the terms of this Fee Waiver Agreement until we mutually agree in writing otherwise or until this waiver arrangement is superseded by any formal amendment to the Sub-
Advisory Agreement making such fee rate reduction permanent.

	5. This Fee Waiver Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling.
Any amendment to this Fee Waiver Agreement shall be in writing signed by the parties hereto.

	If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Pzena Investment Management, LLC
By:  /s/ William L. Lipsey
Name:  William L. Lipsey
Title:   	Managing Principal
The foregoing Fee Waiver Agreement is hereby
accepted as of January 1, 2017

UBS ASSET MANAGEMENT				UBS ASSET
MANAGEMENT
 (AMERICAS) INC.					 (AMERICAS) INC.
 By:  /s/Eric Sanders					By: /s/William
MacGregor
Name:  Eric Sanders					Name:	William
MacGregor
Title:    Director					Title:	Executive
Director